UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 2, 2010
(Date of earliest event reported: October 27, 2010)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

990 Highland Drive, Suite 206
Solana Beach, California, 92075
(Address of principal executive offices, zip code)

(858) 720-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

(1) Previous Independent Auditors:

a.	On October 27, 2010, the Company made a decision to dismiss our independent registered auditor, GBH CPAs (“GBH”) and the Company notified GBH of its dismissal on October 28, 2010.
b.
GBH’s reported on the financial statements for the years ended December 31, 2009 and 2008. The 2009 and 2008 financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the 2009 report contained a qualified opinion as to going concern.

c.
Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the years ended December 31, 2009 and 2008 and including its review of financial statements of the quarterly periods through June 30, 2010 and through October 28, 2010, there have been no disagreements with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of GBH would have caused them to make reference thereto in their report on the financial statements.

d.	During the most recent review periods, subsequent to June 30, 2010 (through October 28, 2010), there have been no reportable events with us as set forth in Item 304(a)(i)(v) of Regulation S-K.
e.	We requested that GBH furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as an Exhibit to this Form 8-K.

 (2) New Independent Accountants:

a.	We engaged Peter Messineo, CPA of Palm Harbor, Florida, as our new independent registered auditor on October 28, 2010.
b.
Prior to October 28, 2010, we did not consult with  Mr. Messineo regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Mr. Messineo, or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-B, respectively).

ITEM 9.01. Financial Statements and Exhibits.
     (d)  Exhibits

NUMBER	EXHIBIT
16.1	Letter from GBH CPAs dated November 1, 2010 regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Surge Global Energy, Inc.

Dated: November 2, 2010	/s/ E. Jamie Schloss
E. Jamie Schloss
Chief Executive Officer